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                                                                    Exhibit 23.2

                             [KPMG LLP LETTERHEAD]



                         Independent Auditors' Consent

The Board of Diretcors
  and Stockholders of
  Astoria Financial Corporation:

We consent to the incorporation by reference in the Prospectus constituting part of the registration statement on Form S-4 of Astoria Capital Trust I dated February 18, 2000 of our report dated January 21, 1999 relating to the consolidated statements of financial condition of Astoria Financial Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the December 31, 1998 annual report on Form 10-K of Astoria Financial Corporation.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


Melville, New York                            /s/KPMG LLP
February 18, 2000